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                                                                      Exhibit 23

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report on the financial statements of the Jo-Ann Stores, Inc. Savings Plan 401(k) dated May 25, 2000, included in this Form 11-K into the Company's previously filed Registration Statement (Form S-8) pertaining to the Jo-Ann Stores, Inc. Savings Plan 401(k) (#33-32809).

                                                 /s/ Arthur Andersen LLP


Cleveland, Ohio,
June 27, 2000.